EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2017-BNK7 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

National Cooperative Bank, N.A., as NCB Master Servicer, Rialto Capital Advisors, LLC, as General Special Servicer, National Cooperative Bank, N.A., as NCB Special Servicer, Wilmington Trust, National Association, as Trustee, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, AEGON USA Realty Advisors, LLC, as Special Servicer for the General Motors Building Mortgage Loan prior to July 26, 2021, Argentic Services Company LP, as Special Servicer for the General Motors Building Mortgage Loan on and after July 26, 2021, Wilmington Trust, National Association, as Trustee for the General Motors Building Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the General Motors Building Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the General Motors Building Mortgage Loan on and after November 1, 2021, CWCapital Asset Management LLC, as Special Servicer for the First Stamford Place Mortgage Loan, Wilmington Trust, National Association, as Trustee for the First Stamford Place Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the First Stamford Place Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the First Stamford Place Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the First Stamford Place Mortgage Loan on and after November 1, 2021, LNR Partners, LLC, as Special Servicer for the 411 East Wisconsin Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the 411 East Wisconsin Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the 411 East Wisconsin Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the 411 East Wisconsin Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 411 East Wisconsin Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 411 East Wisconsin Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Special Servicer for the Corporate Woods Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Corporate Woods Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Corporate Woods Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Corporate Woods Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Corporate Woods Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Corporate Woods Portfolio Mortgage Loan on and after November 1, 2021, U.S. Bank National Association, as Servicing Function Participant for the Corporate Woods Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Moffett Place B4 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Moffett Place B4 Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Moffett Place B4 Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Moffett Place B4 Mortgage Loan on and after November 1, 2021.

Dated: March 15, 2022

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)